Exhibit 99.1
Letter from KPMG

KPMG LLP Suite 1200 150 Fayetteville Street P.O. Box 29543 Raleigh, NC 27626-0543

November 29, 2007

Securities and Exchange Commission Washington, D.C. 20549

Ladies and Gentlemen:

We are currently principal accountants for First Financial Holdings, Inc. and, under the date of December 14, 2006, we reported on the consolidated financial statements of First Financial Holdings, Inc. as of and for the years ended September 30, 2006 and 2005, and under the date of December 14, 2006, we reported on management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2006, and the effectiveness of internal control over financial reporting as of September 30, 2006. On November 26, 2007, we were notified the auditor-client relationship with KPMG LLP will cease upon completion of the audits of First Financial Holdings, Inc.'s consolidated financial statements as of and for the year ended September 30, 2007 and the effectiveness of internal control over financial reporting as of September 30, 2007, and the issuance of our reports thereon. We have read First Financial Holdings Inc.'s statements included under Item 4.01 of its Form 8-K dated November 29, 2007, and we agree with such statements, except that we are not in a position to agree or disagree with First Financial Holdings, Inc.'s statement that the change was approved by the audit committee of the board of directors, which subsequently advised the board of directors of its decision.

Very truly yours,